SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ____________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of report (Date of earliest event reported)        July 21, 2004
                                                        -------------




                             LINENS 'N THINGS, INC.
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               (Exact Name of Registrant as Specified in Charter)



         Delaware                      1-12381                 22-3463939
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(State or Other Jurisdiction          (Commission          (I.R.S. Employer
  of Incorporation)                   File Number)         Identification No.)




6 Brighton Road, Clifton, New Jersey                      07015
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(Address of Principal Executive Offices)                (Zip Code)




Registrant's telephone number, including area code       (973) 778-1300
                                                         --------------





                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Attached and being furnished hereby as Exhibit 99.1 is a copy of a press release of Linens 'n Things, Inc. (the "Company") dated July 21, 2004, reporting the Company's sales and earnings results for the second quarter of 2004.


The discussion of the Company's 2004 second quarter results and its commentary regarding expected future results include and, where indicated, exclude the impact of EITF 02-16, "Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor" (EITF 02-16). The Company commenced implementation of EITF 02-16 during the first quarter of fiscal 2004. EITF 02-16 is effective for vendor contracts initiated or modified in fiscal 2004 or thereafter. Following the initial implementation impact, subsequent fiscal years will reflect vendor allowances on a consistent basis other than for any net changes in such vendor allowances. The Company's EITF 02-16 pre-tax adjustment represents those allowances reflected as a reduction of the cost of inventory, which historically would have been treated as a reduction of cost of sales or selling, general and administrative expenses ("SG&A"). Beginning in fiscal 2004, due to the Company's changes to its vendor agreements and the requirements of EITF 02-16, the Company no longer records advertising allowances as a reduction to SG&A. The Company has allocated the EITF 02-16 pre-tax adjustment to SG&A based on the previous year ratio of vendor advertising allowances recorded within SG&A to sales. The remaining portion of the total EITF 02-16 pre-tax adjustment was allocated to cost of sales.


The impact of EITF 02-16 is detailed in, and reconciled to generally accepted accounting principles (GAAP) as part of, the Company's discussion of its 2004 second quarter results. In the Company's view, in discussing its historical and expected future results and financial condition, in order to better measure and to assist the analysis of the Company's period to period operating performance it is important for management and investors to be provided operating performance measures which identify the impact of the EITF 02-16 accounting change on operating results and financial condition. In addition, management feels that is important for investors to understand the manner in which management evaluates the Company's period to period operating performance, thus the inclusion of these non-GAAP measures is intended to provide an additional metric for reviewing performance that management internally uses to evaluate performance on a comparative period-to-period basis in terms of absolute performance and trend performance. Such information is supplemental to information presented in accordance with GAAP, is not intended to represent a presentation in accordance with GAAP, and should not be considered as a substitute for, or superior to, measures of financial performance prepared and presented in accordance with GAAP.

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       LINENS 'N THINGS, INC.



Dated:   July 21, 2004        By:
                                 ---------------------------------------------
                                       Name:    William T. Giles
                                       Title:   Executive Vice President,
                                                Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit No.       Description
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  99.1            Press Release of Linens 'n Things, Inc., dated July 21, 2004.